Exhibit 99.I4

MANAGERS TRUST I

MANAGERS TRUST II

THE MANAGERS FUNDS

MANAGERS AMG FUNDS

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that William J. Nutt, whose signature appears below, hereby nominates, constitutes and appoints Bruce M. Aronow, Christine C. Carsman, Donald S. Rumery, and Colin J. Dean (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, of Managers Trust I, Managers Trust II, The Managers Funds, and Managers AMG Funds (the “Trusts”), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trusts, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 10th day of January, 2007.

/s/ William J. Nutt	January 10, 2007
William J. Nutt, Trustee and President	Date